CITY HOLDING COMPANY AND SUBSIDIARIES
Consolidated Balance Sheets
($ in 000s)

	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
Assets
Cash and due from banks	$135,029	$117,580	$161,333	$141,168	$121,853
Interest-bearing deposits in depository institutions	249,676	107,809	132,616	76,818	196,829
Cash and cash equivalents	384,705	225,389	293,949	217,986	318,682

Investment securities available-for-sale, at fair value	1,416,808	1,421,306	1,462,795	1,456,685	1,347,657
Other securities	29,809	29,803	30,859	31,237	30,681
Total investment securities	1,446,617	1,451,109	1,493,654	1,487,922	1,378,338

Gross loans	4,285,824	4,274,776	4,157,830	4,112,873	4,091,788
Allowance for credit losses	(21,669)	(21,922)	(21,832)	(22,688)	(22,310)
Net loans	4,264,155	4,252,854	4,135,998	4,090,185	4,069,478

Bank owned life insurance	121,738	120,887	120,061	119,650	118,875
Premises and equipment, net	69,696	70,539	70,651	71,041	71,623
Accrued interest receivable	21,603	20,650	21,785	21,826	21,759
Net deferred tax assets	35,184	41,704	33,497	43,602	43,969
Intangible assets	159,501	160,044	160,640	161,236	161,832
Other assets	119,757	116,283	104,079	127,947	129,627
Total Assets	$6,622,956	$6,459,459	$6,434,314	$6,341,395	$6,314,183

Liabilities
Deposits:
Noninterest-bearing	$1,365,870	$1,344,449	$1,339,538	$1,354,660	$1,359,072
Interest-bearing:
Demand deposits	1,355,806	1,335,220	1,351,239	1,333,169	1,330,268
Savings deposits	1,260,903	1,215,358	1,208,828	1,233,834	1,266,211
Time deposits	1,275,890	1,249,123	1,203,046	1,145,617	1,100,250
Total deposits	5,258,469	5,144,150	5,102,651	5,067,280	5,055,801

Customer repurchase agreements	347,729	325,655	339,153	322,668	304,941
FHLB long-term advances	150,000	150,000	150,000	150,000	150,000
Other liabilities	110,422	108,990	101,211	114,707	121,210
Total Liabilities	$5,866,620	$5,728,795	$5,693,015	$5,654,655	$5,631,952

Stockholders' Equity
Preferred stock	—	—	—	—	—
Common stock	47,619	47,619	47,619	47,619	47,619
Capital surplus	174,300	176,506	175,602	174,834	175,747
Retained earnings	871,406	852,757	835,778	817,549	799,024
Treasury stock	(237,038)	(230,499)	(230,836)	(230,944)	(218,555)
Accumulated other comprehensive loss:
Unrealized loss on securities available-for-sale	(98,509)	(114,277)	(84,283)	(119,737)	(119,023)
Underfunded pension liability	(1,442)	(1,442)	(2,581)	(2,581)	(2,581)
Total Accumulated Other Comprehensive Loss	(99,951)	(115,719)	(86,864)	(122,318)	(121,604)
Total Stockholders' Equity	756,336	730,664	741,299	686,740	682,231
Total Liabilities and Stockholders' Equity	$6,622,956	$6,459,459	$6,434,314	$6,341,395	$6,314,183

Regulatory Capital
Total CET 1 capital	$698,721	$688,707	$669,862	$650,108	$644,235
Total tier 1 capital	698,721	688,707	669,862	650,108	644,235
Total risk-based capital	720,400	709,820	690,857	671,959	665,707
Total risk-weighted assets	4,150,062	4,171,271	4,024,686	4,037,614	3,989,171

CITY HOLDING COMPANY AND SUBSIDIARIES
Loan Portfolio
(Unaudited) ($ in 000s)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024

Commercial and industrial	$423,265	$419,838	$424,414	$408,312	$407,770

1-4 Family	195,641	197,258	194,670	195,992	202,378
Hotels	372,758	389,660	383,232	370,954	354,929
Multi-family	215,546	240,943	193,875	190,390	186,555
Non Residential Non-Owner Occupied	742,323	707,265	665,210	668,330	682,609
Non Residential Owner Occupied	232,732	233,497	236,826	235,993	232,440
Commercial real estate (1)	1,759,000	1,768,623	1,673,813	1,661,659	1,658,911

Residential real estate (2)	1,841,851	1,823,610	1,806,578	1,797,260	1,786,764
Home equity	203,253	199,192	190,149	179,607	171,292
Consumer	54,670	57,816	58,710	62,352	63,556
DDA overdrafts	3,785	5,697	4,166	3,683	3,495
Gross Loans	$4,285,824	$4,274,776	$4,157,830	$4,112,873	$4,091,788

Construction loans included in:
(1) - Commercial real estate loans	$25,683	$24,681	$2,736	$2,233	$6,651
(2) - Residential real estate loans	5,276	7,547	7,604	9,766	19,709